EXHIBIT 10.1

PROMISSORY NOTE

$2,000,000	May 2, 2012

FOR VALUE RECEIVED, Mr. Leon Wagner (the “Borrower”) hereby unconditionally promises to pay to the order of Pegasus Capital, LLC (the “Lender”), in lawful money of the United States of America, in immediately available funds, this bridge loan in the principal amount of $2,000,000 (together with capitalized interest thereon, as hereinafter provided, the “Loan”) on the Maturity Date (as hereinafter defined), together with interest on the outstanding amount thereof (which shall be capitalized and added to the principal amount thereof, as hereinafter provided), from the date hereof until such principal amount is paid in full, at the rate or rates determined in accordance with, and payable at the times set forth in, Section 2.1 below.

1.        DEFINITIONS

As used in this Note, the following terms shall have the following meanings:

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, if applicable, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” means, at any time, a rate of interest equal to the Interest Rate in effect at such time, plus 2% per annum.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Interest Rate” means, with respect to the Borrower, a rate per annum equal to 4%.

“Investment” means any direct or indirect advance, loan or other extension of credit (including without limitation by way of guarantee or similar arrangement) or capital contribution (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments, except that an Investment shall not include any investment in Margin Stock, as defined under Regulation U promulgated by the Federal Reserve Board.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest or, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Maturity Date” means the earliest of (i) the Stated Maturity Date, (ii) the date on which the Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for the Borrower for all or any material part of the property of the Borrower; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of the property of the Borrower is instituted without the consent of the Borrower and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, and (iiii) a default by the Borrower under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Borrower, whether such indebtedness now exists or shall hereafter be created.

“Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization or Governmental Authority.

“Stated Maturity Date” means the seven month anniversary of the date hereof.

2.        PAYMENTS

2.1        Principal and Interest; Overdue Amounts.    The outstanding principal amount of the Loan made to the Borrower and evidenced by this Note, together with interest thereon as hereinafter provided, shall be due and payable by the Borrower on the Maturity Date. All payments on this Note will be applied first to the payment of accrued interest and second to the payment of principal. Interest on the principal amount hereof will accrue at the Interest Rate; such interest to be “paid-in-kind” by being capitalized and added to the outstanding principal balance of the Loan annually on each anniversary of the date hereof (such that the same amount will no longer constitute accrued and unpaid interest but instead will be part of the principal of the Loan for all purposes). Interest will be calculated on the basis of a year of 365/366 days and charged for the actual number of days elapsed. Any amounts owing under this Note and not paid when due shall bear interest for each day from the due date thereof until paid in full at a rate per annum equal to the Default Rate, such interest to be payable on demand.

2.2        Manner of Payment.    Principal, interest, and all other amounts due under this Note will be payable, in U.S. dollars and in the form of immediately available funds, to the Lender to such account or at such address as designated from time to time by the Lender in writing to the Borrower. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note. All amounts due under this Note shall be payable without setoff, counterclaim or any other defense or deduction whatsoever.

2.3        Mandatory Prepayments.    Within two Business Days following receipt thereof by or on behalf of the Borrower, the Borrower shall prepay the Loan evidenced hereby (in whole or in part, together with all accrued but unpaid interest on the amount prepaid) in an amount equal to the amount of any cash distributions or payments made to the Borrower from personal IRA funds of the Borrower, including, without limitation, the proceeds from any assignment, sale, transfer, pledge, conveyance, disposition or Lien (each, a “Disposition”) thereof or thereon, other than in respect of a Disposition of Margin Stock, as defined under Regulation U promulgated by the Federal Reserve Board.

2.4        Optional Prepayments.    The Borrower may prepay the Loan evidenced hereby at any time in whole but not in part, together with accrued and unpaid interest thereon, without premium or penalty.

3.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER

3.1        Validity.    This Note and the Loan evidenced hereby constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, and the execution, delivery and performance of this Note and the Loan by the Borrower does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Borrower is a party, or any judgment, order or decree to which the Borrower is subject.

3.2        Liens.    The Borrower shall not, without the prior written consent of the Lender: (i) create, incur, assume or permit to exist any Lien on any Investment or on any income or revenues or rights in respect thereof, or (ii) transfer, directly or indirectly, any Investments.

4.        MISCELLANEOUS

4.1        Waiver.    The Borrower hereby waives presentment, demand, protest, and notice of dishonor and protest.

4.2        Assignment.    This Note may be assigned or transferred by the Lender, in whole or in part, to any Person. The Borrower may not assign or transfer any of his obligations under this Note without the prior written consent of the Lender.

4.3        Notices.    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if and when (a) delivered personally, (b) mailed by first class registered or certified mail, return receipt requested, postage prepaid, on the date certified by the U.S. Postal Service to have been received by the addressee, (c) sent by electronic mail, provided that sender personally calls the recipient and confirms receipt of such electronic mail, or (d) sent by a nationally recognized overnight express courier service, on the date certified by such courier service to have been received by the recipient, in each case as follows:

If to the Borrower:

Mr. Leon Wagner

860 UN Plaza, #37/38A

New York, NY 10017

lw@lwagner.com

With a copy to:

Keith B. Stein, Esq.

Beys, Stein & Mobargha LLP

The Chrysler Building

405 Lexington Avenue, 7th Floor

New York, NY 10174

kstein@beysstein.com

If to the Lender:

Pegasus Capital, LLC

99 River Road

Cos Cob, Connecticut 06807

Attention: Marge Renken

Telephone: (203) 869-4400

Facsimile: (203) 869-6940

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the others notice in the manner herein set forth.

4.4        Headings.    The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

4.5        Governing Law.    This Note and the performance of the obligations of the Borrower hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

4.6        Amendments and Waivers.    No amendment, modification, waiver, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same shall be in writing and signed by the Borrower and the Lender. No waiver by the Lender of any default hereunder shall be deemed to extend to any prior or subsequent default hereunder or affect in any way any rights arising out of any prior or subsequent such occurrence. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver of any privilege or right hereunder or preclude any other or further exercise of any other right, power or privilege.

4.7        Severability.    The provisions of this Note shall be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

4.8        Indemnification.    The Borrower will reimburse and indemnify the Lender, its affiliates and their respective partners, members, shareholders, officers, directors, employees, agents and advisors (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Party to the extent arising in connection with this Note, the Loan or the proceeds from any Investment or any action taken or omitted to be taken by any Indemnified Party in connection with any of the foregoing (collectively, “Indemnified Liabilities”), except those that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

4.9        Set-off.    If any amount owing to the Lender under this Note is not paid when due, the Lender is hereby authorized by the Borrower, at any time and from time to time thereafter, without notice, to set-off against, and to appropriate and apply to the payment of, the liabilities of the Borrower under this Note any and all liabilities owing by the Lender or any of its affiliates to the Borrower (whether matured or unmatured).

4.10        Entire Agreement.    This Note constitutes the entire agreement and understanding of the Lender and the Borrower in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Lender and the Borrower, written or oral, to the extent they relate in any way with respect thereto.

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written.

/s/ Leon Wagner
Name: Leon Wagner